UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 30, 2015

TIPTREE FINANCIAL INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 446-1400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 30, 2015, Tiptree Financial Inc. (“Tiptree”) completed the sale of all of the issued and outstanding capital stock of PFG Holdings Acquisition Corp. (“Holdings”) and Philadelphia Financial Group, Inc. (“PFG”) to PFG Acquisition Corp. (“Buyer”), an entity affiliated with The Blackstone Group L.P., resulting in Buyer owning, directly or indirectly through Holdings, all of the issued and outstanding capital stock of PFG.

The Buyer paid the sellers an aggregate cash consideration of $155 million for the shares of capital stock of PFG and Holdings pursuant to the previously announced Stock Purchase Agreement (the “Purchase Agreement”) by and among the Buyer, Tiptree Operating Company, LLC (the “Operating Company”), a subsidiary of Tiptree and certain shareholders of PFG (the “PFG Sellers” and, together with the Operating Company, the “Sellers”). In addition, under the Purchase Agreement, Buyer will pay to the Sellers an additional amount of approximately $9 million, two-thirds of which will be made on the first anniversary of the closing and one-third of which will be made on the second anniversary of the closing.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which was filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed by the Registrant with the U.S. Securities and Exchange Commission on November 12, 2014, and is incorporated into this Current Report by reference.

Item 7.01	Regulation FD Disclosure.

On June 30, 2015, the Registrant issued a press release announcing that it had completed the PFG Closing. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On June 30, 2015, Operating Company prepaid $25 million to lenders pursuant to the terms of that certain credit agreement dated as of September 18, 2013 by and among Operating Company, as borrower, the lenders party thereto from time to time and Fortress Credit Corp., as administrative agent, collateral agent and lead arranger, as amended by the first amendment to the credit agreement, dated January 26, 2015.

Item 9.01	Financial Statements and Exhibits.

(d) List of Exhibits:

99.1	Tiptree Financial Inc. press release, dated June 30, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE FINANCIAL INC.

Date: June 30, 2015	By:	/s/ Geoffrey Kauffman
Name: Geoffrey Kauffman
Title: Co-Chief Executive Officer